Exhibit 10.2

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of November 21, 2022, by ______________ (the “Subject Party”) in favor of and for the benefit of Able View Global Inc., a Cayman Islands exempted company (“Pubco”), Hainan Manaslu Acquisition Corp., a Cayman Islands exempted company (together with its successors, “HMAC”), Able View Inc., a Cayman Islands exempted company (together with its successors, “Able View”), and each of Pubco’s, HMAC’s and/or Able View’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Pubco, HMAC and Able View, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, Pubco, HMAC, Able View, Able View Corporation Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Merger Sub”), and each of the shareholders of Able View named on Annex I thereto (collectively, the “Sellers”), entered into that certain Business Combination Agreement (as may be amended, restated, supplemented and/or modified from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters: (a) HMAC shall merge with and into Merger Sub, with HMAC continuing as the surviving entity in the merger (“Merger”), as a result of which: (i) HMAC shall become a wholly owned subsidiary of Pubco and (ii) each issued and outstanding security of HMAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco shall acquire all of the issued and outstanding Company Shares from the Sellers in exchange for ordinary shares of Pubco (the “Share Exchange” and, collectively with the Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law;

WHEREAS, the Subject Party’s execution of this Agreement is a material inducement to Pubco, HMAC and Able View to consummate the Transactions and to realize the goodwill of Able View and each of its Subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement;

WHEREAS, Able View, directly and indirectly through its Subsidiaries, is engaged in the business of marketing, reselling, and brand management of global cosmetic products (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Business Combination Agreement and the consummation of the Transactions, and to enable Pubco to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of Able View and its Subsidiaries, Pubco has required that the Subject Party enter into this Agreement; and

WHEREAS, the Subject Party, as a former and/or current direct or indirect equity holder, director, officer, or employee of Able View has contributed to the value of Able View and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of Able View and its Subsidiaries.

NOW, THEREFORE, in order to induce Pubco and HMAC to enter into the Business Combination Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the one (1)-year anniversary of the Closing Date (such period, the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, directly or indirectly, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in the People’s Republic of China, Hong Kong, Macao and Taiwan or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, contractor, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its Affiliates and immediate family members of any of them are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel which the Subject Party acknowledges has been sought by and provided to the Subject Party to its satisfaction and/or the Subject Party’s own education, experience and training, that: (i) the Subject Party possesses knowledge of confidential information of Able View and its Subsidiaries and the Business; (ii) the Subject Party’s execution of this Agreement is a material inducement to Pubco and HMAC to consummate the Transactions and to realize the goodwill of Able View and its Subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit which the Subject Party agrees constitutes adequate consideration for entering into this Agreement, and that Pubco and HMAC would not have entered into the Business Combination Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of Able View and its Subsidiaries and reduce the value of the assets of Able View and its Subsidiaries and may cause serious and irreparable injury if the Subject Party were to use the Subject Party’s ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein, and that the Covered Parties may not have an adequate remedy at law because of the unique nature of the Business; (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, if any; (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests; (vi) the Covered Parties conduct or intend to conduct the Business everywhere in the Territory and compete with other businesses that could be located in any part of the Territory; (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration and do not impose an undue hardship on the Subject Party and will not prevent the Subject Party from earning a living; (viii) the consideration provided to the Subject Party under this Agreement and the Business Combination Agreement is not illusory; and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, that the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person on whose behalf any of them is acting) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person on whose behalf any of them is acting) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” means any Person who is or was an officer, employee, consultant or independent contractor of the Covered Parties, as of the date of the relevant act prohibited by this Section 2(a) or during the one (1)-year period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates will not, directly or indirectly, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” means any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of such date of the relevant act prohibited by this Section 2(b) or during the one (1)-year period preceding such date.

(c) Non-Disparagement. The Subject Party agrees that from and after the Closing Date, the Subject Party and its Affiliates will not, directly or indirectly, engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) will not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party under this Agreement, the Business Combination Agreement or any other Ancillary Document that is asserted in good faith by the Subject Party or its Affiliate.

3. Confidentiality. From and for the three (3)-year period after the Closing Date, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information (as defined below) without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administration, management, operations, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives; and (b) intended and maintained by such Covered Party or its Representatives to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that the Subject Party has knowledge that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B), such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and legal capacity (as applicable) to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies and Specific Performance. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, the Covered Parties will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Business Combination Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (a) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (b) recovery of the Covered Parties’ attorneys’ fees and costs incurred in enforcing the Covered Parties’ rights under this Agreement to the extent that the Covered Parties prevail. The Subject Party hereby consents to the award of any of the above remedies to the Covered Parties in connection with any such breach or threatened breach. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Business Combination Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder will be in writing and will be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to HMAC, at or prior to the Closing, to:		With a copy (which will not constitute notice) to:

Hainan Manaslu Acquisition Corp.		Ellenoff Grossman & Schole LLP
B3406, 34F, West Tower, Block B		1345 Avenue of the Americas, 11th Floor
Guorui Building, 11 Guoxing Avenue		New York, New York 10105, U.S.A.
Haikou, Hainan Province, People’s Republic of China 570203		Attn:	Richard Anslow, Esq. Matthew A. Gray, Esq.
Attn:	Zhifan Zhou, CEO	Telephone No.: (212) 370-1300
Telephone No.: +86-898-65315786		E-mail:	ranslow@egsllp.com
E-mail:	larry_chow86@aliyun.com		mgray@egsllp.com

If to Pubco or (following the Closing) Able View, to:		With a copy (which will not constitute notice) to:

c/o Able View Global Inc.		Pryor Cashman LLP
Harneys Fiduciary (Cayman) Limited		7 Times Square, New York, NY 10036
4th Floor, Harbour Place		Attn:	Elizabeth Fei Chen, Esq.
103 South Church Street		Telephone No.: (212) 326-0199
P.O. Box 10240		Email:	EChen@pryorcashman.com
Grand Cayman KY1-1002
Cayman Islands		and
Attn:	Dennis Tang, Director
Telephone No.: +86 21 6289 8086		Ellenoff Grossman & Schole LLP
E-mail:	dennis.tang@ableview.hk	1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
		Attn:	Richard Anslow, Esq.
Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
		E-mail:	ranslow@egsllp.com
mgray@egsllp.com

If to Able View prior to the Closing, to:		With a copy (which will not constitute notice) to:

Able View Inc.		Pryor Cashman LLP
Harneys Fiduciary (Cayman) Limited		7 Times Square, New York, NY 10036
4th Floor, Harbour Place		Attn:	Elizabeth Fei Chen, Esq.
103 South Church Street		Telephone No.: (212) 326-0199
P.O. Box 10240		Email:	EChen@pryorcashman.com
Grand Cayman KY1-1002
Cayman Islands
Attn:	Dennis Tang, Director
Telephone No.: +86 21 6289 8086
E-mail:	dennis.tang@ableview.hk

If to the Subject Party, to:

the address below the Subject Party’s name on the signature page to this Agreement.

With a copy (which will not constitute notice) to:

Pryor Cashman LLP
7 Times Square, New York, NY 10036
Attn:	Elizabeth Fei Chen, Esq.
Telephone No.: (212) 326-0199
Email:	EChen@pryorcashman.com

(b) Integration and Non-Exclusivity. This Agreement, the Business Combination Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Business Combination Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party and Pubco (or their respective successors or permitted assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement will control. The arbitration will be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings will be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply (i) with respect to monetary relief, within the parameters established by the two proposals with respect to monetary damages (the parties expressly understand and agree that the arbitrator’s power shall be constrained with respect to monetary relief such that he or she may not grant greater monetary relief than sought by a party) and (ii) with respect to non-monetary relief, with only one or the other of the proposals (the parties expressly understand and agree that the arbitrator’s power shall be constrained with respect to non-monetary relief such that he or she may not award non-monetary relief, including declaratory or injunctive relief, which has not explicitly been sought by one of the parties in their respective resolution proposals). The arbitrator’s award will be in writing and will include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration will be in New York, New York. The language of the arbitration will be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 7(e), all Actions arising out of or relating to this Agreement will be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 7(e), each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (iii) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and may not be assigned by the Subject Party. This Agreement will be binding upon the Subject Party and the Subject Party’s estate and successors, and will inure to the benefit of the Covered Parties and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Authorization on Behalf of Pubco. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Pubco after the Closing, including enforcing Pubco’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by the vote or consent of a majority of the Disinterested Directors. For purposes hereof, a “Disinterested Director” means an independent director disinterested in this Agreement or the Business Combination Agreement (i.e., such independent director is not an Able View security holder, an Affiliate of an Able View security holder, or an officer, director, manager, employee, trustee or beneficiary of an Able View security holder, or an immediate family member of any of the foregoing) then serving on Pubco’s board of directors. Without limiting the foregoing, in the event that the Subject Party or an Affiliate of the Subject Party serves as a director, officer, employee or other authorized agent of Pubco or any of its current or future Affiliates, the Subject Party and/or the Subject Party’s Affiliate will have no authority, express or implied, to act or make any determination on behalf of Pubco or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(j) Construction. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement will have the same validity and enforceability as an original signed copy.

(l) Effectiveness. This Agreement will be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Name:

By:
Name:
Title:

Address for Notice:

Address:

Telephone No.:

Email:

{Signature Page to Non-Competition Agreement}

Acknowledged and accepted as of the date first written above:

Pubco:

ABLE VIEW GLOBAL INC.

By:
Name:
Title:

Able View:

ABLE VIEW INC.

By:
Name:
Title:

HMAC:

Hainan Manaslu Acquisition Corp.

By:
Name:
Title:

{Signature Page to Non-Competition Agreement}